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DEF 14A

SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
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Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14
STONEHAVEN REALTY TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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STONEHAVEN REALTY TRUST
4150 Olson Memorial Highway
Minneapolis, MN 55422

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 8, 2001

To the Shareholders of Stonehaven Realty Trust:

    Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the "Meeting") of Stonehaven Realty Trust (the "Company") will be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422, on Thursday, November 8, 2001 at 10:00 a.m., CST time, for the purpose of considering and voting upon the following matters:

(1)
To elect one person to the Board of Trustees for a three-year term;

(2)
To transact such other business as may properly come before the Meeting.

    These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders.

    The Board of Trustees has fixed the close of business on September 28, 2001 as the record date or the determination of shareholders entitled to notice of, and to vote at, the Meeting.

    A copy of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2000 (the "Annual Report") is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Trustees,
/s/ DUANE H. LUND Duane H. Lund Chief Executive Officer

Minneapolis, Minnesota
October 5, 2001

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

STONEHAVEN REALTY TRUST
4150 Olson Memorial Highway
Minneapolis, MN 55422

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
STONEHAVEN REALTY TRUST

November 8, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the shareholders of Stonehaven Realty Trust (the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company (the "Board") from holders of its outstanding Common Shares, $.01 par value per share (the "Common Shares") and from holders of its Class A Cumulative Convertible Preferred Shares (the "Class A Preferred Shares"), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422 on, November 8, 2001 at 10:00 a.m., CST time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Shareholders are expected to be mailed to shareholders of the Company on or about October 5, 2001.

SOLICITATION

    The expense of this solicitation will be borne by the Company. Solicitation will be primarily done by use of the United States mail system. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Shares and Class A Preferred Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

    Shareholders of record as of the close of business on September 28, 2001 (the "Record Date") will be entitled to vote at the Meeting. Each outstanding Common Share is entitled to one vote and each Class A Preferred Share is entitled to 3.448 votes on each matter to come before shareholders at the Meeting. As of the Record Date, there were 4,517,524 Common Shares and 663,291 Class A Preferred Shares (collectively, the "Voting Shares") outstanding and entitled to vote.

    The presence at the Meeting, in person or by proxy, of a majority in interest of the outstanding Voting Shares as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, Trustees will be elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Meeting.

    All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the presence or absence of a quorum for action on a particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement, other than with respect to a matter that requires the approval of a majority in interest of the outstanding Voting Shares, will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether sufficient votes have been obtained with respect to such matters.

REVOCABILITY OF PROXIES

    The Voting Shares represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) the nominee for election as a Trustee specified herein, and (ii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention Duane H. Lund, Chief Executive Officer) at its offices at 4150 Olson Memorial Highway, Minneapolis, Minnesota 55422, or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1—ELECTION OF TRUSTEES

    The Company's Declaration of Trust provides that the Board of Trustees (the "Board") be comprised of between three and seven members divided into three classes. The number of members is currently fixed at seven and filled by six Trustees with one vacancy. As permitted by the Company's Declaration of Trust and Bylaws, the Company's Board voted to reduce the number of members comprising the Board of Trustees from seven to five, effective as of the Meeting date. Following the Meeting, and assuming the nominee is elected, there will be four Board members and one vacancy.

    The terms of two Class III Trustees expire at the Meeting. The Board has nominated for election at the Meeting one incumbent Class III Trustee to serve for a three-year term. The nominee has expressed his intention to serve the entire term for which election is sought. The nominated Trustee will be elected if a majority of the Voting Shares vote in favor of such nominee. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE NOMINEE. The Trustee elected at the Meeting will serve for a three-year term or until his successor has been elected and qualified and together with the remaining three Trustees shall comprise the four-member Board of Trustees.

    The nominee to the Board of Trustees is set forth below. In the event the nominee is unable or declines to serve as a Trustee at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as a Trustee, then the proxy holders intend to vote all proxies received by them for such nominee listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company does not believe the nominee is unable or will decline to serve as a Trustee if elected.

NOMINEE FOR ELECTION AS A TRUSTEE

    Set forth below is the name, positions and offices held and a brief description of the business experience during the past five years of the individual nominated to serve as a Trustee of the Company.

Term to Expire in 2004 (Class III)

    Paul T. Lambert has been a Trustee since November 1998. Mr. Lambert is currently the Chief Executive Officer of Lambert Capital Corporation. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust, Inc. from its initial public offering in October 1994 to the end of 1995. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner of the Midwest region for The Shidler Group, a national private real estate investment company. Prior to joining Shidler, Mr. Lambert was a commercial real estate developer with Dillingham Corporation and, prior to that, was a consultant with The Boston Consulting Group. Mr. Lambert was also a founding shareholder of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda.

MANAGEMENT OF THE COMPANY

Board of Trustees

    The Board of Trustees is currently comprised of the following persons:

Name	Age	Class	Director Since	Term Expires
Robert D. Salmen	45	I	1999	2002
Mark S. Whiting	44	I	1999	2002
Duane H. Lund	36	II	1999	2003
Steven B. Hoyt	48	II	1998	2003
Paul T. Lambert	48	III	1998	2001
Odeh A. Muhawesh	41	III	2001	2001

    Following is a description of the current Trustees (other than the nominee) of the Company.

Class I Trustees—Terms to Expire in 2002

    Robert D. Salmen has been a Trustee since August 1999. Mr. Salmen founded Equity Financial Services in 1993. While continuing to operate Equity Financial's investment services company, he co-founded Equity Commercial Services in 1996 to incorporate leasing and property management services for Equity Financial and currently serves as its President. Prior to founding Equity Financial Services, Mr. Salmen was Vice President of institutional investment sales with Welsh Companies for eight years. He established the Institutional Investment division at Welsh Companies in 1985. From its inception through 1992, he directed Welsh's sales marketing force. Prior to joining Welsh, Mr. Salmen spent over nine years with Towle Real Estate. Mr. Salmen has tendered his resignation effective as of the Meeting date.

    Mark S. Whiting has been a Trustee since October 1999. Mr. Whiting has an extensive public REIT background, having served as the President and a member of the Board of Directors of TriNet Corporate Realty Trust, Inc. (NYSE: TRI) from 1993 until 1998 and as its Chief Executive Officer from 1996 until 1998. At the time, TriNet owned a commercial real estate portfolio consisting of over 20 million square feet located in 26 states and a total market capitalization of $1.6 billion. Mr. Whiting is self-employed handling privately held real estate investments.

Terms to Expire in 2003 (Class II)

    Steven B. Hoyt has been a Trustee since November 1998. He has served as Chief Executive Officer of Hoyt Properties, Inc. from 1989 to present. Hoyt Properties currently owns over 1,000,000 square feet of industrial and office property in Minnesota and has developed over 5,000,000 square feet of commercial property since its inception. From 1994 to 1995, Mr. Hoyt served as a Senior Regional Director of First Industrial Realty Trust, Inc. Mr. Hoyt is a member of the Board of Directors of the Better Business Bureau and has served in numerous state and national positions for the National Association of Industrial and Office Parks (NAIOP).

    Duane H. Lund has been the Chief Executive Officer of the Company since November 1998, and Chief Financial Officer and Secretary since February 2, 2001, and has been a Trustee since December 1999. Mr. Lund was a founding shareholder of First Industrial Realty Trust, Inc. and served as a Senior Regional Director of First Industrial from 1994 to 1998. In such capacity, Mr. Lund acquired and managed over 11,000,000 square feet of commercial property with a value in excess of $750 million. From 1989 to 1994, Mr. Lund was an acquisition partner with The Shidler Group, where he was involved in coordinating the underwriting and due diligence for over $200 million of commercial property. Mr. Lund is a member of the Board of Directors of the Wisconsin Real Estate Alumni Association and a former Board member of the National Association of Industrial and Office Properties, Minnesota Chapter and former member of the Advisory Boards of the Midwest Real Estate

News, the Minnesota Real Estate Journal and a current member of the KPMG Peat Marwick Alumni Association.

Class III Trustee—Term to Expire in 2001

    Odeh A. Muhawesh has been a Trustee since January 2001 in connection with the Company's acquisition of RESoft, Inc. in February 2000 (formerly NETLink International, Inc.) ("RESoft") Currently, Mr. Muhawesh serves as RESoft's Chief Knowledge Officer. Mr. Muhawesh was the founder, Chairman and CEO of NETLink International, Inc. and was an Advisory Board Member of Intellops, Inc. Mr. Muhawesh has served as the Chairman of 3B Software and as a Board member of RSSI. Mr. Muhawesh's Trusteeship ends as of the Meeting date.

    On December 29, 2000, the Company notified Mr. Muhawesh that it was suspending its payment of $350,000 to him under a promissory note assumed by RESoft. RESoft assumed the payment obligation in February 2000 pursuant to the terms of the merger agreement between Stonehaven, RESoft, Inc. and Netlink International, Inc., a company founded and owned by Mr. Muhawesh whereby Netlink was merged into RESoft. Stonehaven and RESoft believe Mr. Muhawesh is in default under the merger agreement for, among other things, failure by him to cause to be transferred to RESoft 5% of the issued and outstanding stock of MyFreeDesk.com, Inc.

    Subsequently, on January 8, 2001, Mr. Muhawesh the filed a complaint against RESoft, in the District Court of Hennepin County Minnesota alleging that RESoft failed to pay him $350,000 on January 1, 2001 under the terms of a promissory note. The Company has filed a counterclaim against Mr. Muhawesh requesting, among other things, the repayment of amounts previously paid to him under the promissory note. The parties are conducting discovery proceedings.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

    The following is a description of the executive officers of the Company:

Name	Age	Position	Executive Officer Since:
Duane H. Lund	36	Chief Executive Officer, Chief Financial Officer and Secretary	1998

Committees of the Board of Trustees

Report of the Audit Committee

    Note: The material in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    In September of 2000, the Board of Trustees of the Company adopted a formal written Audit Committee Charter specifying the scope of the Audit Committee's responsibilities, requiring the independent members of the Audit Committee to meet certain eligibility standards, and otherwise complying with the newly adopted requirements of Securities and Exchange Commission and the American Stock Exchange. The Charter appears as Appendix A to this proxy statement.

    The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the performance of independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

    The Audit Committee currently consists of Messrs. Lund, Whiting and Salmen and held three meetings during the year ended December 31, 2000 and two meetings during the current 2001 year.

    The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Company's independent public accountants ("Independent Auditors"). The Audit Committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). With respect to independence, the Audit Committee has received written disclosures from the Independent Auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Independent Auditors their independence. The Audit Committee has also determined that all of its members who are required to be independent are independent within the meaning of AMEX Rule 121(A). Mr. Lund is the only member of the Audit Committee who is now, and was during 2000, an officer or employee of the Company.

    Based upon the Audit Committee's discussion with management and the Independent Auditors and the Audit Committee's review of the representation of management and the report of the Independent Auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Duane H. Lund Robert D. Salmen Mark S. Whiting

Independent Public Accountants

    The Trustees have appointed Boulay, Heutmaker, Zibell & Co. P.L.L.P. ("Boulay") to serve as the Company's independent public accountants for 2001 and to audit the Company's financial statements for 2001. The shareholders will not be asked to approve this appointment at the Meeting. A representative of Boulay will be present at the Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement.

Audit Fees

    Aggregate fees billed for Boulay's and PricewaterhouseCoopers LLP's ("PWC"), the Company's former independent public accountants, audit of the Company's 2000 annual financial statements during 2000 were $34,140 and $4,123, respectively. Aggregate fees billed by PWC for services rendered for Form 10-Q filings of the Company during 2000 were $21,757.

All Other Fees

    Aggregate fees billed for other services rendered by Boulay and PWC for the Company during the year ended December 31, 2000 were as follows:

	Boulay	PWC
Recurring and non-recurring tax services	$1,275	$27,900
Other accounting services	$1,452	$18,874

Compensation Committee

    The Company's Compensation Committee currently consists of Messrs. Hoyt, Whiting and Lambert and held two meetings during the year ended December 31, 2000. The Compensation Committee makes recommendations and exercises all powers of the Board of Trustees in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the Company's 1998 Stock Incentive Plan.

Meetings of Trustees

    The Trustees held two meetings in 2000.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Voting Shares as of September 1, 2001 by: (i) each person known by the Company to own more than 5% in interest of the outstanding Voting Shares: (ii) each of the Company's Trustees; (iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's Trustees and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated. Information as to the beneficial ownership of Common Stock and Series A Preferred Shares by Trustees and executive officers has been furnished by the respective person.

	BENEFICIAL OWNERSHIP
NAME
	Number(1)	Percent(1)
Steven B. Hoyt(2)(3)	1,687,853	24.8%
Paul T. Lambert(2)(4)	1,186,680	17.4%
Duane H. Lund(2)(5)	1,450,113	21.3%
American Real Estate Equities, LLC(6)	964,803	14.2%
Mark S. Whiting(2)	10,000	*
Robert D. Salmen(2)	—	—
Odeh Muhawesh(2)(7)	477,501	7.0%
Mary S. Henschel(8)	138,011	2.0%
All Trustees and current executive officers as a group (6 persons)(9)	3,020,553	44.4%

    *Indicates less than one percent.

(1)
Based on 4,517,524 Common Shares and 663,291 Class A Preferred Shares outstanding as of the September 1, 2001.

(2)
The business address for each of the current Trustees and executive officers is 4150 Olson Memorial Highway, Minneapolis, Minnesota 55422.

(3)
Includes 390,890 Common Shares issuable upon conversion of 113,367 Class A Preferred Shares, 964,803 Common Shares held by American Real Estate Equities, LLC, of which Mr. Hoyt is a member.

(4)
Includes 106,489 Common Shares held by Lambert Equities II, LLC, of which Mr. Lambert is the controlling majority member and sole manager and 964,803 Common Shares held by American Real Estate Equities, LLC, of which Lambert Equities II, LLC is a member.

(5)
Includes 481,862 Common Shares held by WLPT Funding, LLC, of which Mr. Lund is the owner and sole manager and 964,803 Common Shares held by American Real Estate Equities, LLC, of which WLPT Funding, LLC is a member. Excludes options as to 663,335 Common Shares which are currently exercisable but not in the money.

(6)
The business address for American Real Estate Equities, LLC is 300 First Avenue North, Suite 115, Minneapolis, MN 55401.

(7)
Excludes options as to 875,000 Common Shares which are currently exercisable but not in the money.

(8)
In connection with a sale of certain assets of RESoft to IntraNet Solutions, Inc on July 10, 2001, Ms. Henschel is no longer employed as the President of RESoft as of July 10, 2001.

(9)
Includes 390,890 Common Shares issuable upon conversion of 113,367 Class A Preferred Shares. Figures do not reflect an aggregate of 181,629 common units of the Company's operating partnership and options as to 1,538,335 Common Shares, which are currently exercisable by the Trustees and executive officers of the Company but not in the money.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Compensation of Trustees

    None.

Compensation of Executive Officers

    Since its inception through July 31, 1998, the Company paid no compensation to any of its executive officers. The following table sets forth the compensation paid for the period from August 1, 1998 through December 31, 1998 and for the years ended December 31, 1999 and 2000.

Name and Principal Position	Year	Salary(1)			Securities Underlying Options
Duane H. Lund Chief Executive Officer, Chief Financial Officer and Secretary	2000 1999 1998	$ $ $	180,000 132,500 18,750	(2) (2) (2)	666,667 80,000 —	(6) (7)
Mary S. Henschel Former President, RESoft, Inc.	2000		$100,000	(3)	—
Odeh A. Muhawesh Chief Knowledge Officer, RESoft, Inc.	2000		$100,000	(4)	1,000,000	(8)
Robert F. Rice Former President and Secretary	2000 1999 1998	$ $ $	80,000 132,500 62,500	(5) (5) (5)	— 80,000 7,917	(7) (9)

(1)
No bonuses were paid for the years ended December 31, 2000, 1999 and 1998.

(2)
Amount represents a base annual salary of $200,000 for the period from February 25, 2000 through December 31, 2000, $80,000 for the period from October 1, 1999 through February 24, 2000, and $150,000 for the period from November 16, 1998 through September 30, 1999.

(3)
Amount represents a base annual salary of $120,000 for the period from February 25, 2000 through December 31, 2000.

(4)
Amount represents a base annual salary of $120,000 for the period from February 25, 2000 through December 31, 2000.

(5)
Amount represents a base annual salary of $80,000 for the period from October 1, 1999 through June 30, 2000 and $150,000 for the period from July 31, 1998 through September 30, 1999. Amount for 2000 also includes a $40,000 severance payment. Mr. Rice served as President of the Company for the period from November 16, 1998 through February 24, 2000. He also served as Secretary for the Company for the period from November 16, 1998 through June 30, 2000.

(6)
All options were granted in February 2000 and bear an exercise price of $6.375 per Common Share. These options are exercisable as to 333,333 shares immediately, with options as to 41,667 shares exercisable quarterly, commencing on May 24, 2000.

(7)
All options were granted in October 1999 in accordance with the Company's plan in effect at that date and bear an exercise price of $2.90 per Common Share, a price equal to 110% of the average closing bid price for the Company's Common Shares over the 10 days preceding the effective date of the registration statement covering the Class A Preferred Shares. These options were exercisable as to 40,000 shares on December 31, 1999 and 40,000 shares on December 31, 2000.

(8)
All options were granted in February 2000 and bear an exercise price of $5.375 per Common Share. These options are exercisable as to 500,000 shares immediately, with options as to 62,500 shares exercisable quarterly, commencing on May 24, 2000.

(9)
Options reported were granted on May 27, 1998 under the Company's plan in effect at that date and bear an exercise price of $5.37 per Common Share.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name and Principal Position	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Duane H. Lund Chief Executive Officer and Chief Financial Officer and Secretary(1)	666,667	40.00%	$6.375	2/2010
Odeh A. Muhawesh Chief Knowledge Officer, RESoft, Inc.(2)	1,000,000	60.00%	$5.375	2/2010

(1)
All options were granted in February 2000 and bear an exercise price of $6.375 per Common Share. These options are exercisable as to 333,333 shares immediately, with options as to 41,667 shares exercisable quarterly, commencing on May 24, 2000.

(2)
All options were granted in February 2000 and bear an exercise price of $5.375 per Common Share. These options are exercisable as to 500,000 shares immediately, with options as to 62,500 shares exercisable quarterly, commencing on May 24, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Name and Principal Position	Common Shares Acquired on Exercise	Value Realized	# of Unexercised Securities Underlying Options/SARs at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised in-the-money Options/SARs at Fiscal Year End ($) Exercisable/ Unexercisable
Duane H. Lund Chief Executive Officer and Chief Financial Officer and Secretary	—	—	538,334/ 208,333	$0/$0	(1)
Odeh A. Muhawesh Chief Knowledge Officer, RESoft, Inc.	—	—	687,500/312,500	$0/$0	(1)

(1)
Calculations are based upon the closing bid price of $1.625 per share as of December 31, 2000.

Employment Agreements

    The Company currently has one employment agreement with Odeh Muhawesh, the Chief Knowledge Officer of RESoft, dated February 23, 2000. The employment agreement provides for an initial base salary of $120,000 and a discretionary performance bonus. Additionally, Mr. Muhawesh receives those health, life, disability and other benefits extended by the Board to other similarly situated executives. The employment agreement expires on March 31, 2002. In the event that the Company terminates the executive's employment without cause or following a change of control of the Company, the Company or, in the case of change of control, its successor, will be obligated to pay the executive's base salary and benefits for a two-year period.

    RESoft also had employment agreements with Duane H. Lund, the former Chief Executive Officer of RESoft and Mary S. Henschel, former President of RESoft. The employment agreements provided terms identical to that of Mr. Muhawesh identified above. In connection with a sale of certain assets of RESoft to IntraNet Solutions, Inc on July 10, 2001, RESoft and Ms. Henshcel entered into a Separation Agreement and RESoft's employment agreement with Ms. Henschel was terminated. Further, RESoft's employment agreement with Mr. Lund was terminated on September 9, 2001.

    In addition, the Company had an employment agreement with Duane Lund, the Company's Chief Executive Officer, dated October 1, 1999. The employment agreement provided for an initial base salary of $80,000 and, if the Company achieved progressive annual targets of earnings per share, the Board of Trustees may have elected to award Mr. Lund a bonus of up to 100% of base salary. In addition, the employment agreement provided that Mr. Lund should receive those health, life and disability and other benefits extended by the Board of Trustees to other similarly situated executives. The employment agreement expired on December 31, 2000. No bonus was paid to Mr. Lund under the employment agreement and he continues to serve as the Company's Chief Executive Officer without an employment contract but at the salary utilized under the previous agreement.

    From October 1, 1999 until February 24, 2000, Robert Rice was employed with the Company as President of the Company under an employment agreement on terms identical to those for Mr. Lund. Thereafter, Mr. Rice continued as the Secretary of the Company. On October 30, 2000, pursuant to a separation agreement, Mr. Rice resigned as the Secretary and a Trustee of the Company, received a $40,000 severance payment, and retained rights to exercise 87,917 stock options until December 31, 2005 at $2.90 per share granted pursuant to an Option Agreement in October of 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2001 Transactions

    On July 10, 2001, RESoft, sold all of its interest in its SmartCabinet software code (software technology replicating and mapping a company's business logic in web base format) and related assets including its REDocs initiatives to IntraNet Solutions, Inc., a Minnesota corporation "IntraNet"), pursuant to an Asset Purchase Agreement between the Company, RESoft and IntraNet.

    In exchange for the SmartCabinet software code and assets, RESoft received 200,000 unregistered shares of IntraNet common stock (the "IntraNet Shares") with a market value on the date of sale of approximately $5,500,000. Additionally, RESoft retained the right to continue to sell the SmartCabinet product with certain retained IntraNet Expedio software licenses pursuant to a Value Added Reseller Agreement dated September 30, 2000 between RESoft and IntraNet. RESoft will also receive a 2% royalty fee for two years for sales of the SmartCabinet product by IntraNet and a 5% referral fee on sales of the SmartCabinet product to customers referred to IntraNet by RESoft.

    In connection with the transaction, RESoft and Mary Henschel, former President of RESoft, entered into a Separation Agreement. Ms. Henschel and most of RESoft's other employees are no longer employed by RESoft.

    RESoft also terminated its Exclusive Agency and Representation Agreement with Venture One Real Estate, LLC, and agreed to pay it a $262,500 termination fee.

    IntraNet filed a registration statement with the Securities and Exchange Commission covering the resale of the IntraNet Shares. The registration statement was declared effective as of September 7, 2001. RESoft has not yet determined how it will use the IntraNet Shares or the proceeds represented thereby.

    On August 30, 2001, RESoft changed its name to Stonehaven Technologies, Inc.

2000 Transactions

    On December 29, 2000, the Operating Partnership sold its membership interest in WPT I, LLC, a Delaware limited liability company ("WPT I") and owner of the Thresher Property, to four individuals, in exchange for $169,874 in cash, 522,416 shares of common stock of the Company and 61,898 units of WPT I, all of which will be cancelled, and the release of approximately $6.6 million of debt. In connection with the sale, cash in the amount of $805,000 securing a letter of credit granted by the Company in favor of the mortgagee of the Thresher Property and the letter of credit was released. Additionally, the Company was released from its obligation to indemnify one of the buyers, Steven B. Hoyt, a Trustee of the Company, from amounts incurred by him under personal guaranties related to the Thresher Property which remained in place after the original purchase by WPT I. WPT I originally purchased the Thresher Property from the buyers.

    On June 30, 2000, the Company transferred and sold to Wellington Management Corporation (WMC), an affiliate of Arnold Leas, the former Chairman of the Board of the Company until that date, the Company's 100% interest in Lake Point and 8% equity interest in Highlander. The interests were exchanged for 95,000 shares of the Company's Class B Preferred Shares owned by WMC, including accrued distributions, and WMC assumed the mortgage debt totaling approximately $2.7 million associated with Lake Pointe. Further in connection with the dispositions, the listing agreement between the Company and WMC's affiliate, WMC Realty, Inc., was terminated and no brokerage commission was paid to WMC's affiliate. Additionally, Mr. Leas resigned, and Robert F. Rice, the then Secretary and Trustee of the Company, entered into a Separation Agreement with the Company pursuant to which he resigned as Secretary and Trustee of the Company and received from the Company a severance payment of $40,000.

    On February 29, 2000, the Company, through the Operating Partnership, acquired the Plymouth Properties from Plymouth Partners II, LLC, of which Steven B. Hoyt, a Trustee of the Company is the chief manager and co-owner. The total purchase price was $6.7 million and was funded through the issuance of an aggregate of 181,629 units in the Operating Partnership (valued at $4.35 per Unit, or an aggregate value of $790,000), the assumption of certain third-party debt totaling $4.5 million secured by the Plymouth Properties and the balance paid in cash.

    On February 24, 2000, the Company acquired RESoft (formerly NETLink International). The Company exchanged 914,292 Common Shares (valued at $4.375 per share or an aggregate of $4.0 million) for all of the outstanding stock of RESoft. Odeh Muhawesh and Mary Henschel, former shareholders of RESoft, received, either directly or indirectly a significant portion of such consideration. In connection with the transaction, Mr. Muhawesh and Ms. Henschel became officers of RESoft and served through July 10, 2001 when RESoft sold certain of its assets as described above.

    On February 18, 2000, the Board of Trustees approved the conversion of 1,657,437 units of the Operating Partnership into 1,468,484 Common Shares and further approved the conversion of the 254,800 Class B Preferred Shares held by AREE (see below) into 808,482 Common Shares.

1999 Transactions

    AREE.  AREE is owned in equal thirds by WLPT Funding, LLC, Lambert Equities II, LLC and Steven B. Hoyt. Duane Lund, Chief Executive Officer of the Company and a Trustee of the Company, owns 100% of WLPT Funding and is its sole manager. Paul T. Lambert, one of the Company's Trustees, is a majority owner and sole manager of Lambert Equities. Steven Hoyt is also one of the Trustees of the Company.

    In November 1998, the Shareholders approved a transaction whereby AREE would purchase 166,666 of the Company's Common Shares for $1,000,000, or $6.00 per share, and would contribute certain assets, principally the Cold Springs office center in St. Cloud, Minnesota and contracts for the purchase of 29 other real estate investment properties (some of which Mr. Hoyt had an ownership interest in), to the Operating Partnership. As consideration for such assets, the Company agreed to:

  •
  Hire Mr. Lund as Chief Executive Officer of the Company and nominate Mr. Lambert and Mr. Hoyt for election to the Board of Trustees;

  •
  Issue 4,933,233 common units of the Operating Partnership to AREE or its members;

  •
  Issue an additional 9,934,663 common units of the Operating Partnership to the owners of the properties to be acquired (including 4,510,671 units to Mr. Hoyt and his affiliates);

  •
  Assume $64.0 million in third-party mortgage indebtedness on the properties to be acquired;

  •
  Pay $31.2 million in cash to the owners of the properties to be acquired (none of which was to be paid to Mr. Hoyt);

  •
  Issue to AREE a warrant to purchase 791,667 Common Shares at a price of $5.37 per share with respect to 395,833 shares, $6.47 with respect to 197,917 shares, $7.74 per share with respect to 118,750 shares and $9.32 per share with respect to a price of $5.37 per share with respect to 395,833 shares, and $6.47 with respect to 197,917 shares; and

  •
  Reimburse certain of AREE's costs, including costs in obtaining the contractual rights contributed to the operating partnership, upon the completion of the transaction.

    Following shareholder approval of the proposed arrangement in November 1998, the Company and AREE consummated a much smaller transaction pursuant to which the Operating Partnership acquired only the Cold Springs office center and two other investments properties in Minnesota. Under the final negotiated terms of the smaller transaction, the Company:

  •
  Issued 2,557,707 units of its Operating Partnership;

  •
  Assumed $17.1 million in third-party mortgage indebtedness on the properties acquired;

  •
  Paid no cash to the owners of the properties acquired; and

  •
  Hired Mr. Lund as Chief Executive Officer and Mr. Lambert and Mr. Hoyt were elected to the Board of Trustees.

    During the second quarter of 1999, the Company entered into further discussions with AREE because the original contemplated transactions could not be consummated. As a result of these discussions:

  •
  Mr. Lund remained Chief Executive Officer and Mr. Lambert and Mr. Hoyt remained on Board of Trustees;

  •
  The recipients of the Operating Partnership units returned 838,372 units to the Company for cancellation; of the 1,719,335 Operating Partnership units outstanding after the cancellation, 1,214,086 units were ordinary common units and 505,249 were Class B common units, which convert to ordinary common units upon the determination of the Board that the Company's funds from operations equal or exceed $0.55 per share, assuming the exercise of all outstanding rights to purchase the Company's equity securities and conversion of all securities convertible into Common Shares;

  •
  1,719,335 Operating Partnership units then remained outstanding with the owners of the three properties acquired (including 860,107 units to Mr. Hoyt and his affiliates);

  •
  AREE returned the warrant covering 791,667 Common Shares to the Company for cancellation; and

  •
  The Company paid no cash to AREE in reimbursement of the $1,356,000 it spent in connection with the transaction; instead, it issued AREE, in the third quarter of 1999, 135,600 of its Class B Preferred Shares, all of which the Company has the right to redeem for $1 if it does not have total assets in excess of $150,000,000 or has not achieved funds from operations equal to at least $0.55 per share (on a fully-diluted basis) prior to October 30, 2002.

    Apart form the foregoing transactions, AREE advanced the Company an aggregate of $1,392,000 during the summer and fall of 1998 for working capital purposes. Pursuant to the agreement with AREE during the second quarter of 1999, the Company issued 119,200 Class B Preferred Shares to AREE in discharge of $1,192,000 of the repayment obligation.

Additional advances of working capital

    In April 1999, the Operating Partnership borrowed $50,000 from AREE for working capital purposes at an interest rate of 10% per annum under a term loan due December 31, 1999. The loan was repaid in November 1999.

Management Fees; Rental Income and Rental Expense

    The Company maintains a property management agreement with Hoyt Properties Inc. ("Hoyt"), an entity controlled by Steven B. Hoyt, a Trustee of the Company, to serve as property manager of the commercial properties owned by the Company. In connection with the agreement, Hoyt manages the day-to-day operations of the properties owned by the Company and receives a management fee for this service. Management fees to Hoyt consisted of $196,000 and $241,000 for the years ended December 31, 1999 and December 31, 2000, respectively, and $53,000 for the six-month period ended June 30, 2001.

    RESoft has a customer relationship in which Odeh Muhawesh, a Trustee of the Company, and certain other former members of the Company's management performed certain management responsibilities for the customer from approximately January 1 through June 30, 2000. Revenues recognized from this customer for the period commencing with the February 24, 2000 acquisition date through December 31, 2000 were approximately $353,000. As of December 31, 2000 and June 30, 2001, accounts receivable from the customer totaled approximately $114,000 and amounts due to the customer totaled $30,000.

    During the year ended December 31, 2000 and December 31, 1999, the Company recognized revenue of approximately $23,000 and $23,000, respectively, on office space leased to Hoyt.

    During the year ended December 31, 2000, the Company relocated to office space leased by Hoyt and recognized an expense of approximately $175,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Trustees and persons who own more that 10% of the common shares of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater that 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities

on Form 5 were required to be filed, the Company believes that for the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, Trustees and greater than 10% shareholders were complied with.

OTHER MATTERS

    The Board of Trustees does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than March 1, 2002, in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934. Shareholder proposals other than pursuant to rule 14a-8 must be submitted by March 1, 2002 in order to be considered timely. If the Board chooses to present a proposal despite its untimeliness, the persons named in the proxies solicited for the 2002 Annual Meeting may exercise their discretionary voting power with respect to such proposal.

    Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Trustees,

/s/ DUANE H. LUND Duane H. Lund Chief Executive Officer

Minneapolis, Minnesota
October 5, 2001

Appendix A

STONEHAVEN REALTY TRUST
AUDIT COMMITTEE CHARTER

    The Audit Committee (the "Committee") is a committee of the Board of Trustees (the "Board") of Stonehaven Realty Trust (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, and (3) the independence and performance of the Company's Independent Accountants.

I.  Roles and Responsibilities.

    A.  Maintenance of Charter.  The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

    B.  Financial Reporting.  In consultation with the Independent Accountants and the internal auditors of the Company, the Committee shall review the Company's financial statements and make recommendations to the Board regarding the adequacy thereof. In particular, the Committee shall:

  with respect to the Annual Financial Statements:

  •
  Review and discuss the Company's audited financial statements with management and with the Company's Independent Accountants.

  •
  Discuss with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

  •
  Review the internal reports, if any, prepared by management and the Independent Accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.

  •
  Ensure receipt from Independent Accountants of a formal written statement delineating all relationships, if any, between the Independent Accountants and the Company, consistent with Independence Standards Board Standard I.

  •
  Actively engage in a dialog with the Independent Accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountants.

  •
  Based on the foregoing, indicate to the Board in an Audit Committee Report whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.

  •
  Review and approve the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  with respect to Quarterly Financial Statements:

  •
  Review with management and the Independent Accountants the Company's quarterly financial statements prior to their public release and the filing of its Form 10-Q. The review may be conducted through the Chairperson of the Committee.

    C.  Internal Controls.  The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

  with respect to the Financial Reporting Process

  •
  In consultation with the Independent Accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external, including compliance with laws relating to financial reporting.

  •
  Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the Independent Accountants or management.

  •
  Consider the Independent Accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  •
  Receive periodic updates from management and the Independent Accountants concerning financial compliance.

  •
  Review with the Company's outside legal counsel any legal matters that may have a material impact on the financial statements.

  with respect to Process Improvement

  •
  Establish regular systems of reporting to the Committee by management regarding any significant judgements made in management's preparation of the financial statements.

  •
  Following completion of the annual audit, review separately with each of management and the Independent Accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

  •
  Review any significant disagreement among management or Independent Accountants in connection with the preparation of the financial statements.

  •
  Review with the Independent Accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  •
  Ensure that the Independent Accountants are aware that the Committee is to be informed of all control problems identified.

    D.  Relationship with Independent Accountants.  In addition to the matters addressed in Item I, B Financial Reporting, the Committee shall:

  •
  Interview, evaluate, and make recommendations to the Board with respect to the retention of, or replacement of, the Independent Accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the Independent Accountants.

  •
  Take, or recommend that the Board take, appropriate action to oversee the independence of the Independent Accountants.

  •
  Periodically consult with the Independent Accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

    Notwithstanding the foregoing, the Independent Accountants shall be ultimately accountable to the Board and the Committee, as representatives of the shareholders of the Company, and the Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Accountants (or to nominate the Independent Accountants to be proposed for shareholder approval in any proxy statement).

II.  Membership Requirements.

  •
  The Committee shall consist of that number of directors fixed by the Board.

  •
  At least a majority of the Committee members shall be independent directors (as defined in Section 121(A) of the AMEX Listing Standards) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

III.  Structure.

  •
  Unless appointed by the Board, the Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

  •
  The Committee shall meet quarterly, or more frequently as circumstances dictate.

  •
  The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

  •
  The Committee may request any officer or employee of the Company or the Company's outside counsel or the Independent Accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountants. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountants or to assure compliance with laws and regulations and the Company's corporate policies.

IV.  Indemnification.

    Each person who is or shall have been a member of the Audit Committee, shall be indemnified and held harmless by the Company to the fullest extent provided by Minnesota law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act as a member of the Company's Audit Committee and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 8, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
STONEHAVEN REALTY TRUST

    The undersigned appoints Duane H. Lund, with full power of substitution, as the proxy and attorney of the undersigned, to vote as specified hereon at the Annual Meeting of Shareholders (the "Annual Meeting") of Stonehaven Realty Trust (the "Company") to be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422, on Thursday, November 8, 2001 at 10:00 a.m., Minneapolis, Minnesota time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Annual Meeting, to act in his discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the Voting Shares of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledged receipt of the accompanying Proxy Statement and Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

/x/	Please mark your votes as in this example.

The Board of Trustees recommends a vote FOR the following proposal:
To elect the nominee listed below to the Board of Trustees of Stonehaven Realty Trust.
NOMINEE: Paul A. Lambert

1.	Election of Trustee
	/ /	FOR the nominee	/ /	WITHHELD from the nominee
2.
The Proxy is authorized to vote the shares of Voting Shares of the Company represented by this Proxy in accordance with the Proxy's judgment on such business as may properly come before the Annual Meeting.

    This Proxy may be revoked at any time prior to the voting hereof.

    UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSAL ABOVE. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEE NAMED IN ITEM 1.

    Please date and sign as name appears hereon. When signing as executor, administrator, Trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

Signature
Signature if held jointly
Dated:	, 2001

QuickLinks

DEF 14A SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2001
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS OF STONEHAVEN REALTY TRUST November 8, 2001
  Appendix A
STONEHAVEN REALTY TRUST AUDIT COMMITTEE CHARTER
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF STONEHAVEN REALTY TRUST